EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of RegeneRx Biopharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 (the “Report”), I, C. Neil Lyons, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods presented in the Report.
This certification accompanies this Report to which it relates, shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.
Date: August 13, 2010

/s/ C. Neil Lyons
C. Neil Lyons
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)